UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

 ScanSource, Inc.
(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)
864-288-2432
(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition

On May 7, 2024, ScanSource, Inc. (the "Company") issued a press release announcing its filed results for its third quarter ended March 31, 2024. A copy of the press release and accompanying Earnings Infographic are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com. An updated investor presentation will be made available on the Company's website within approximately two weeks.

The information in Item 2.02 of this Report, including the Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933 or the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2024, the Company amended its Amended and Restated Bylaws (as amended, the “Bylaws”). The Bylaws were amended to update certain procedural requirements relating to director nominations by shareholders in light of the adoption and effectiveness of Rule 14a-19 promulgated under the Exchange Act.

The Bylaws provide, among other things, that (a) a shareholder who solicits proxies in support of director nominees must comply with Rule 14a-19, including but not limited to the minimum solicitation and notice requirements of Rule 14a-19; (b) if a shareholder provides notice pursuant to Rule 14a-19 with respect to a proposed nominee and subsequently fails to comply with requirements of Rule 14a-19, the Company will disregard the nomination of the proposed nominee; and (c) a shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white.

The foregoing summary description of the Bylaws is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On May 1, 2024, the Board determined that the Company’s Annual Meeting of Shareholders will take place at 9:00 a.m., local time, on Tuesday, December 10, 2024, at 6 Logue Court, Greenville, South Carolina 29615 (the “December 2024 Annual Meeting”). All other relevant information concerning the December 2024 Annual Meeting will be included in the Company’s proxy materials to be distributed in connection with the December 2024 Annual Meeting, which will be filed with the Securities and Exchange Commission (“SEC”) and made available to the Company’s shareholders at a later date.

Because the date of the December 2024 Annual Meeting is more than 30 days prior to the anniversary date of the Company’s Annual Meeting of Shareholders held on January 25, 2024, the Company is providing in this Current Report on Form 8-K the due dates for submissions of qualified shareholder proposals and shareholder director nominations.

To be eligible for inclusion in the proxy materials for the December 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals (including any additional information specified in the Bylaws) must be received by our Corporate Secretary at the Company’s principal executive offices no later than August 12, 2024.

A shareholder proposal or director nomination (including nominations pursuant to Rule 14a-19 under the Exchange Act) outside of Rule 14a-8 under the Exchange Act and pursuant to the Bylaws must be received by our Corporate Secretary at the Company’s principal executive offices by September 11, 2024.

Shareholder proposals and shareholder director nominations must comply with all applicable requirements set forth in the rules and regulations of the SEC, the Exchange Act, and the Bylaws. Any stockholder proposal for inclusion in the Company’s proxy materials, notice of proposed business to be brought before the December 2024 Annual Meeting or director nomination should be sent to the Corporate Secretary and the following address: ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attention: Shana C. Smith, Corporate Secretary.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1 - Amended and Restated Bylaws.

99.1 – Press release issued by ScanSource, Inc. on May 7, 2024. The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.2 – Earnings Infographic for the financial results conference call held on May 7, 2024.  The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit Number	Description

3.1	Amended and Restated Bylaws
99.1	Press release
99.2	Earnings Infographic
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date:	May 7, 2024	/s/ STEVE JONES
Steve Jones
Senior Executive Vice President and Chief Financial Officer